Exhibit 99.906CERT

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-Q for the quarter ended June 30, 2016 (the “Report”) of Oxford Lane Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Jonathan H. Cohen, the Chief Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ JONATHAN H. COHEN
Name: Jonathan H. Cohen

Date: August 12, 2016

Exhibit 12(b)
Rule 30a-2(b) Certification

In connection with the Report on Form N-Q for the quarter ended June 30, 2016 (the “Report”) of Oxford Lane Capital Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Bruce L. Rubin, the Chief Financial Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ BRUCE L. RUBIN
Name: Bruce L. Rubin

Date: August 12, 2016